As filed with the Securities and Exchange Commission on November 13, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2002

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 Market Street

Item 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On November 1, 2002, DSP Group, Inc., a Delaware corporation (“DSP Group” or the “Company”) completed the spin-off (the “Spin-off”) of its DSP Cores licensing division to Ceva, Inc. (“Ceva”), and the immediately subsequent combination (the “Combination”) of Ceva with Parthus Technologies plc (“Parthus”) in a scheme of arrangement, which, as previously announced by the parties, was approved by the High Court of Ireland on October 21, 2002.

The transactions, including the Spin-off and Combination, were governed by a Combination Agreement, dated as of April 4, 2002, and amended as of August 29, 2002, by and among the Company, Parthus and Ceva (the “Combination Agreement”), which are filed herewith as Exhibits 10.1 and 10.2. The Spin-off was completed by means of a Separation Agreement by and among the Company, Ceva and Parthus, filed herewith as Exhibit 10.3; a Technology Transfer Agreement between the Company and Ceva, filed herewith as Exhibit 10.4; a Technology Transfer Agreement between DSP Group, Ltd. (a wholly-owned subsidiary of the Company) and Corage Ltd. (a wholly-owned subsidiary of Ceva), filed herewith as Exhibit 10.5; a Tax Indemnification and Allocation Agreement between the Company and Ceva, filed herewith as Exhibit 10.6; and a Transition Services Agreement between DSP Group, Ltd. and Corage, Ltd., filed herewith as Exhibit 10.7, each dated as of November 1, 2002, and each of which is described in Ceva’s Form S-1 Registration Statement (333-97353), as amended (the “S-1”).

Under the terms of the Spin-off, the Company contributed its DSP Cores licensing division to Ceva in exchange for Ceva stock and distributed all of the Ceva stock it held to the Company’s stockholders of record as of 5:00 p.m. EST on October 31, 2002. Ceva then immediately acquired Parthus and issued stock to the former Parthus shareholders pursuant to the scheme of arrangement, and Ceva changed its name to ParthusCeva, Inc. (“ParthusCeva” (Nasdaq: PCVA, London: PCV)). Pursuant to the terms agreed to by the parties, as part of the assets contributed to Ceva, DSP Group also contributed a sum of $40 million plus cash equal to the amount by which the transaction costs of the Spin-off and Combination exceeded $2 million, and Parthus also made a $60 million capital repayment to its shareholders immediately prior to the Combination. The Company received private letter rulings from the IRS to the effect that, among other things, the Spin-off was tax-free under Section 355 of the Internal Revenue Code of 1986 for federal income tax purposes, except with respect to cash received in lieu of fractional shares. A full description of the Spin-off and Combination is contained in the S-1.

At the effective time of the Spin-off, each stockholder of record of the Company on October 31, 2002 received one share of ParthusCeva’s common stock for every three shares of the Company’s common stock held by them on that date. Fractional shares were not issued. Instead, fractional interests were aggregated and sold on the market on the first day after the closing of the transactions, and cash in lieu of fractional shares was distributed ratably to the Company’s stockholders who would otherwise have received a fraction of a ParthusCeva share. The distribution was made to the Company’s stockholders without payment of any consideration or the exchange of any shares by the Company’s stockholders. At the effective time of the Combination, each shareholder of Parthus received 0.015141 shares of ParthusCeva’s common stock for each ordinary share of Parthus held by them (0.15141 shares per Parthus ADS) on October 31, 2002, the record date for the Combination, and cash in lieu of fractional shares, in exchange for their Parthus stock, which was cancelled as part of the scheme of arrangement.

As a result of the Spin-off and Combination the Company distributed 9,041,851 shares of ParthusCeva common stock to its stockholders (50.1% of ParthusCeva after the transactions) and ParthusCeva issued 8,998,887 shares of its common stock to the former Parthus shareholders (49.9% of ParthusCeva after the transactions) and assumed options to purchase approximately 1,644,435 shares of ParthusCeva stock (based on Parthus options outstanding as of June 30, 2002). The relative ratio of shares distributed to the Company’s stockholders and issued to the former Parthus shareholders, as well as the other material terms of the transactions, were determined pursuant to arms-length negotiations between the parties. Based on the last reported trade price of the ParthusCeva common stock on the Nasdaq National Market on November 1, 2002 ($5.27), the value of the shares of common stock distributed to the Company’s stockholders was approximately $47,651,000. Options to purchase DSP Group’s common stock outstanding under DSP Group’s stock option plans were also adjusted as of the closing date to reflect the distribution of assets to ParthusCeva.

The Company is not aware of any material relationship between ParthusCeva and the Company or its affiliates, any director or officer of the Company or any associate of any such director or officer that existed at the date of the Spin-off, except as disclosed in the S-1.

On October 31, 2002, the Company issued a press release announcing further details regarding the impending closing of the Spin-off and Combination. The press release is attached and filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On November 1, 2002, the Company, Parthus and ParthusCeva issued a joint press release announcing, among other things, that the Spin-off and Combination had closed. The joint press release is attached and filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

b.  Pro-Forma Financial Information

The pro-forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed.

c.  Exhibits

Exhibit No.	Description

10.1
Combination Agreement, by and among DSP Group, Inc., Parthus Technologies plc and Ceva, Inc., dated as of April 4, 2002 (incorporated by reference to Exhibit 2.1 to Ceva, Inc.’s registration statement on Form 10 (File No. 000-49842), filed with the Commission on June 3, 2002).

10.2
Amendment No. 1 to Combination Agreement, by and among DSP Group, Inc., Parthus Technologies plc and Ceva, Inc., dated as of August 29, 2002 (incorporated by reference to Exhibit 2.2 to Ceva, Inc.’s registration statement on Form S-1 (File No. 333-97353), filed with the Commission on July 30, 2002).

10.3	Separation Agreement by and among DSP Group, Inc., DSP Group, Ltd., Ceva, Inc., DSP Ceva, Inc. and Corage, Ltd., dated as of November 1, 2002.

10.4	Technology Transfer Agreement between DSP Group, Inc. and Ceva, Inc., dated as of November 1, 2002.

10.5	Technology Transfer Agreement between DSP Group, Ltd. and Corage Ltd., dated as of November 1, 2002.

10.6	Tax Indemnification and Allocation Agreement between DSP Group, Inc. and Ceva, Inc., dated as of November 1, 2002.

10.7	Transition Services Agreement between DSP Group, Ltd. and Corage, Ltd., dated as of November 1, 2002.

99.1	Press Release of DSP Group, Inc., dated October 31, 2002.

99.2	Joint Press Release of DSP Group, Inc., Ceva, Inc. and Parthus Technologies plc, dated November 1, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

By:	/s/ MOSHE ZELNIK
Moshe Zelnik Vice President, Finance, Chief Financial Officer and Secretary
Date: November 13, 2002

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